Exhibit 99(a)
5 Sarnowski Drive, Glenville, New York, 12302	News Release

Subsidiary: Trustco Bank	Nasdaq -- TRST

Contact:	Robert Leonard
Executive Vice President
(518) 381-3693

Lauren A. McCormick
Vice President, Treasurer, and
Assistant Corporate Secretary
(518) 381-3673

FOR IMMEDIATE RELEASE:

TrustCo Reports First Quarter 2026 Net Income of $16.3 Million;
Notes Loan Portfolio Repricing

Executive Snapshot:

•	Financial results:
o	Key metrics for the first quarter 2026 compared to the first quarter of 2025:
◾	Net income of $16.3 million increased 14.1% compared to $14.3 million
◾	Diluted earnings per share of $0.91 increased 21.3% compared to $0.75
◾	Net interest margin of 2.84%, up 20 basis points from 2.64%
◾	Return on Average Assets of 1.02%, up 9.7% from 0.93%
◾	Return on Average Equity of 9.66%, up 13.8% from 8.49%
◾	Net interest income of $44.7 million, up 10.7% from $40.4 million

•	Capital position and Stock Repurchase Program:
o	Book value per share as of March 31, 2026 was $38.32, up from $36.16 as of March 31, 2025
o	More than a half million shares (522,226), or 2.9%, of TrustCo common stock were purchased under the Stock Repurchase Program during the first quarter of 2026
o	On pace to complete the repurchase of two million shares or 11.1% of TrustCo common stock during 2026

Glenville, New York – April 21, 2026

TrustCo Bank Corp NY (TrustCo, NASDAQ: TRST) today announced strong financial results for the first quarter of 2026 highlighted by a substantial increase in net interest income, continued margin expansion, and sustained loan and deposit growth across core lending and deposit categories.  For the three months ended March 31, 2026, net interest income increased 10.7% year over year to $44.7 million, supported by the ongoing asset repricing across our loan portfolio at higher yields and effective execution of deposit pricing strategies, which together more than offset competitive pressures on deposit pricing.  For the three months ended March 31, 2026, net interest margin expanded to 2.84% from 2.64% in the prior year period, driven by enhanced asset yields and disciplined deposit pricing strategies.  This resulted in first quarter 2026 net income of $16.3 million, or $0.91 diluted earnings per share, compared to net income of $14.3 million, or $0.75 diluted earnings per share, for the first quarter 2025.  Loan balances expanded throughout the quarter, with total average loans increasing $158.9 million for the first quarter 2026 over the same period in 2025.  Following this period of sustained growth, TrustCo remains confident in the quality of its loan portfolio amid broader market concerns.  We believe that our continued focus on solid underwriting within our loan portfolio and conservative lending standards positions us to manage credit risk effectively in the current environment.

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Overview

Chairman, President, and CEO, Robert J. McCormick said “Our shareholders can be proud of the net income of $16.3 million we posted for the quarter, a 14% increase year-over-year.  As expected, this performance is due in significant part to repricing in our loan portfolio, which now exceeds $5.29 billion.  Our trademark discipline with respect to deposit pricing resulted in a 4% year-over-year improvement in interest expense.  Together, these successes contributed to margin expansion of 7.6% over the year.  Nonperforming loans remain immaterial as we continue to prioritize high-quality credit and maintain a clean asset profile, while reaching another all-time high in our loan portfolio.  Over the latest one-year period, our share price is up $13 and while we realize that market valuation is always a moving target, delivering a 49% total return with dividends reinvested represents substantial value creation for our owners and is a testament to the effectiveness our team’s strategy.”

Details

We have continued to see meaningful net interest income improvement, and management expects net interest income improvement to remain sustainable.  The Bank’s loan and investment portfolios continue to reprice upward as lower yielding assets mature and are replaced with higher rate loan originations and investment purchases, driving steady improvement in overall asset yields.  We believe that this ongoing repricing reflects disciplined loan production aligned with current market conditions. Complementing this, the Bank maintains a strong liquidity position, providing flexibility to support future growth as funding conditions continue to evolve.  We believe that, together, these factors position the Bank to continue net interest income growth in the coming quarters and deliver long-term value to shareholders.  Net interest income was $44.7 million for the first quarter of 2026, an increase of $4.3 million, or 10.7%, compared to the first quarter of 2025, driven by loan growth at higher interest rates, and a decrease in interest expense.  The net interest margin for the first quarter of 2026 was 2.84%, up 20 basis points from 2.64% in the first quarter of 2025.  The yield on interest earnings assets increased to 4.23% in the first quarter of 2026, up 10 basis points from 4.13% in the first quarter of 2025.  The cost of interest bearing liabilities decreased to 1.79% in the first quarter of 2026, down from 1.92% in the first quarter of 2025.

Average loans were up $158.9 million, or 3.1%, in the first quarter of 2026 over the same period in 2025.  Average residential loans and Home Equity Credit Lines (HECLs), our primary lending focus, were up $93.2 million, or 2.1%, and $50.8 million, or 12.3%, respectively, in the first quarter 2026 over the same period in 2025.  Average commercial loans also increased $17.1 million, or 5.8%, in the first quarter 2026 over the same period in 2025.  Loan growth in the first quarter of 2026 remained steady, driven by continued strength in core relationship lending.  Credit quality metrics were stable, while the Bank increased reserves modestly to reflect a more cautious economic outlook.  Interest rates and selective underwriting standards contributed to the measured pace of originations during the quarter. The consistent growth in the loan portfolio will likely enhance net interest income in the quarters ahead.  Average deposits were up $157.7 million, or 2.9%, for the first quarter of 2026 compared to the first quarter of 2025, primarily as a result of an increase in time deposits, interest bearing checking accounts, and demand deposits. The Bank’s ongoing emphasis on relationship banking, combined with competitive product offerings and digital capabilities, has contributed to a broadening deposit base that supports ongoing loan growth and expansion.

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During the first quarter of 2026, the Bank remained focused on capital deployment and allocation, guided by a disciplined framework, with share repurchases continuing to serve as a key tool to enhance shareholder value.  This reflects our confidence in the long-term strength of the franchise and our focus on capital optimization. For the three months ended March 31, 2026, TrustCo repurchased 522 thousand shares, or 2.9%, of TrustCo’s outstanding common stock under its previously announced stock repurchase program that allows the Company to repurchase up to two million shares, or 11.1%, of TrustCo common stock in 2026.  We continue to believe that our approach ensures every dollar of capital is working to generate solid returns, strengthen customer relationships, and enhance shareholder value.  As of March 31, 2026, our equity to asset ratio was 10.31%, compared to 10.85% as of March 31, 2025.  Book value per share as of March 31, 2026 was $38.32, up 6.0% compared to $36.16 as of a year earlier.

Asset quality remains strong and has been consistent over the past twelve months.  TrustCo recorded a provision for credit losses of $950 thousand in the first quarter of 2026, an increase of $650 thousand compared to the same period in 2025.  For the three months ended March 31, 2026, the provision for credit losses was the result of a provision for credit losses on loans of $750 thousand and a provision for credit losses on unfunded commitments of $200 thousand.  The ratio of allowance for credit losses on loans to total loans was 1.00% and 0.99% as of March 31, 2026 and 2025, respectively.  The allowance for credit losses on loans was $53.0 million as of March 31, 2026, compared to $50.6 million as of March 31, 2025.  Nonperforming loans (NPLs) were $21.5 million as of March 31, 2026, compared to $18.8 million as of March 31, 2025.  NPLs were 0.41% and 0.37% of total loans as of March 31, 2026 and 2025, respectively.  The coverage ratio, or allowance for credit losses on loans to NPLs, was 246.9% as of March 31, 2026, compared to 269.8% as of March 31, 2025.  Nonperforming assets (NPAs) were $22.8 million as of March 31, 2026, compared to $20.9 million as of March 31, 2025.  While NPLs increased modestly during the quarter, asset quality metrics remain stable and well covered by reserves, reflecting the Bank’s conservative underwriting standards.

A conference call to discuss first quarter 2026 results will be held at 9:00 a.m. Eastern Time on April 22, 2026.  Those wishing to participate in the call may dial toll-free for the United States and Canada at 1-888-672-2415, Conference ID 4207347.  A replay of the call will be available for thirty days by dialing toll-free for the United States and Canada at 1-800-770-2030, Playback ID 4207347.  The call will also be audio webcast at https://events.q4inc.com/attendee/269280990, and will be available for one year.

About TrustCo Bank Corp NY

TrustCo Bank Corp NY is a $6.5 billion savings and loan holding company and through its subsidiary, Trustco Bank, operated 133 offices in New York, New Jersey, Vermont, Massachusetts, and Florida as of March 31, 2026.

In addition, the Bank’s Wealth Management Department offers a full range of investment services, retirement planning and trust and estate administration services.  The common shares of TrustCo are traded on the NASDAQ Global Select Market under the symbol TRST.

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Forward-Looking Statements

All statements in this news release and the related earnings call that are not historical are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future development, results or periods. Examples of forward-looking statements include, among others, statements we make regarding our expectations for our future performance, including our expectations regarding net interest income and shareholder value for future quarters; the impact of the continued repricing of our loan and investment portfolios, as well as our liquidity position, on our future net interest income and overall asset yields; the amount of shares that we expect to repurchase in 2026; and the anticipated effects of our capital management strategy, including our stock repurchase program.  Forward-looking statements are based on management’s current expectations, as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Such forward-looking statements are subject to factors and uncertainties that could cause actual results to differ materially for TrustCo from the views, beliefs and projections expressed in such statements.  TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement:  future changes in interest rates; external economic factors, such as changes in monetary policy, ongoing inflationary pressures and continued elevated prices; exposure to credit risk in our lending activities; the risk of weakness in residential real estate markets; our increasing commercial loan portfolio; the sufficiency of our allowance for credit losses on loans to cover actual loan losses; our ability to meet the cash flow requirements of our depositors or borrowers or meet our operating cash needs to fund corporate expansion and other activities; claims and litigation pertaining to fiduciary responsibility and lender liability; the enforcement of federal cannabis laws and regulations and its impact on our ability to provide services in the cannabis industry; our dependency upon the services of the management team; our disclosure controls and procedures’ ability to prevent or detect errors or acts of fraud; the adequacy of our business continuity and disaster recovery plans; the effectiveness of our risk management framework; the impact of any expansion by us into new lines of business or new products and services; the rising popularity of alternative financial products, including fintech platforms, cryptocurrencies, money market funds, and digital wallets; an increase in the prevalence of fraud and other financial crimes; the impact of severe weather events and climate change on us and the communities we serve, including societal responses to climate change; environmental, social and governance risks and their impact on our reputation and relationships; the chance of a prolonged economic downturn, especially one affecting our geographic market area; instability in global economic conditions and geopolitical matters, including as a result of the conflict between the United States (U.S.) and Iran, as well as volatility in financial markets; the chance of a downgrade in the credit rating of the U.S. government or a default by the U.S. government; the soundness of other financial institutions; U.S. government shutdowns; fluctuations in the trust wealth management fees we receive as a result of investment performance; the impact of regulatory capital rules on our growth; changes in laws and regulations, including changes in cybersecurity or privacy regulations; our compliance with laws designed to protect consumers, including the CRA and fair lending laws; restrictions on data collection and use; our compliance with the USA PATRIOT Act, Bank Secrecy Act, and other laws and regulations that could result in material fines or sanctions; changes in tax laws; limitations on our ability to pay dividends; TrustCo Realty Corp.’s ability to qualify as a real estate investment trust; changes in accounting standards; competition within our market areas; consumers and businesses’ use of non-banks to complete financial transactions; our reliance on third-party service providers; the impact of data breaches and cyber-attacks; the development and use of artificial intelligence; the impact of a failure in or breach of our operational or security systems or infrastructure, or those of third parties; the impact of an unauthorized disclosure of sensitive or confidential client or customer information; the impact of interruptions in the effective operation of our computer systems; the impact of anti-takeover provisions in our organizational documents; the impact of the manner in which we allocate capital; the impact of the actions of activist shareholders; and other risks and uncertainties set forth in our public filings made with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2025, as well as our upcoming quarterly report on Form 10-Q for the first quarter of 2026, and future reports to be filed with the SEC. The forward-looking statements contained in this news release represent TrustCo management’s judgment as of the date of this news release. TrustCo disclaims, however, any intent or obligation to update forward-looking statements, either as a result of future developments, new information or otherwise, except as may be required by law.

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TRUSTCO BANK CORP NY
GLENVILLE, NY

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)
(Unaudited)

	Three months ended
	3/31/2026		12/31/2025		3/31/2025
Summary of operations
Net interest income	$44,708		$43,735		$40,373
Provision for credit losses	950		400		300
Noninterest income	4,841		4,430		4,974
Noninterest expense	26,982		26,710		26,329
Net income	16,285		15,565		14,275

Per share
Net income per share:
- Basic	$0.91		$0.85		$0.75
- Diluted	0.91		0.85		0.75
Cash dividends	0.38		0.38		0.36
Book value at period end	38.32		38.08		36.16
Market price at period end	43.78		41.33		30.48

At period end
Full time equivalent employees	740		743		740
Full service banking offices	133		134		136

Performance ratios
Return on average assets	1.02%		0.97%		0.93%
Return on average equity	9.66		8.99		8.49
Efficiency ratio (GAAP)	54.46		55.46		58.06
Adjusted Efficiency ratio (1)	54.35		55.12		58.00
Net interest spread	2.44		2.40		2.21
Net interest margin	2.84		2.82		2.64
Dividend payout ratio	41.40		44.14		47.97

Capital ratios at period end
Consolidated equity to assets (GAAP)	10.31%		10.66%		10.85%
Consolidated tangible equity to tangible assets (1)	10.30%		10.65%		10.84%

Asset quality analysis at period end
Nonperforming loans to total loans	0.41%		0.39%		0.37%
Nonperforming assets to total assets	0.35		0.34		0.33
Allowance for credit losses on loans to total loans	1.00		0.99		0.99
Coverage ratio (2)	2.5	x	2.5	x	2.7	x

(1)  Non-GAAP Financial Measure, see Non-GAAP Financial Measures Reconciliation.
(2)  Calculated as allowance for credit losses on loans divided by total nonperforming loans.

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CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)
(Unaudited)
	Three months ended
	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Interest and dividend income:
Interest and fees on loans	$57,565	$56,886	$55,953	$54,557	$53,450
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	149	350	599	614	596
State and political subdivisions	-	-	1	-	-
Mortgage-backed securities and collateralized mortgage obligations - residential	1,469	1,490	1,583	1,613	1,483
Corporate bonds	694	536	265	210	260
Small Business Administration - guaranteed participation securities	63	68	72	75	81
Other securities	8	8	7	8	7
Total interest and dividends on securities available for sale	2,383	2,452	2,527	2,520	2,427

Interest on held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations - residential	47	50	52	54	57
Total interest on held to maturity securities	47	50	52	54	57

Federal Home Loan Bank stock	126	126	125	129	151

Interest on federal funds sold and other short-term investments	6,105	6,580	7,376	7,212	6,732
Total interest income	66,226	66,094	66,033	64,472	62,817

Interest expense:
Interest on deposits:
Interest-bearing checking	533	501	483	536	558
Savings	675	715	741	733	734
Money market deposit accounts	1,552	1,810	2,065	2,086	1,989
Time deposits	18,357	18,993	19,427	19,195	18,983
Interest on short-term borrowings	401	340	198	176	180
Total interest expense	21,518	22,359	22,914	22,726	22,444

Net interest income	44,708	43,735	43,119	41,746	40,373

Less: Provision for credit losses	950	400	250	650	300
Net interest income after provision for credit losses	43,758	43,335	42,869	41,096	40,073

Noninterest income:
Trustco Financial Services income	2,135	1,950	1,967	1,818	2,120
Fees for services to customers	2,340	2,192	2,429	2,266	2,645
Other	366	288	293	768	209
Total noninterest income	4,841	4,430	4,689	4,852	4,974

Noninterest expenses:
Salaries and employee benefits	12,219	12,242	12,727	11,876	11,894
Net occupancy expense	4,542	4,592	4,470	4,518	4,554
Equipment expense	2,022	2,219	1,938	1,918	1,944
Professional services	1,526	1,083	1,571	1,886	1,726
Outsourced services	2,700	2,100	2,492	2,460	2,700
Advertising expense	394	629	290	304	361
FDIC and other insurance	1,153	1,135	1,052	1,136	1,188
Other real estate expense, net	50	161	8	522	28
Other	2,376	2,549	1,694	1,603	1,934
Total noninterest expenses	26,982	26,710	26,242	26,223	26,329

Income before taxes	21,617	21,055	21,316	19,725	18,718
Income taxes	5,332	5,490	5,058	4,686	4,443

Net income	$16,285	$15,565	$16,258	$15,039	$14,275

Net income per common share:
- Basic	$0.91	$0.85	$0.87	$0.79	$0.75

- Diluted	0.91	0.85	0.86	0.79	0.75

Weighted average basic shares (in thousands)	17,813	18,275	18,755	18,965	19,020
Weighted average diluted shares (in thousands)	17,876	18,327	18,805	18,994	19,044

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CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands)
(Unaudited)
	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
ASSETS:

Cash and due from banks	$43,165	$50,569	$42,026	$45,218	$48,782
Federal funds sold and other short term investments	724,943	679,858	653,530	668,373	707,355
Total cash and cash equivalents	768,108	730,427	695,556	713,591	756,137

Securities available for sale:
U. S. government sponsored enterprises	14,887	31,772	51,557	71,241	65,942
States and political subdivisions	9	9	18	18	18
Mortgage-backed securities and collateralized mortgage obligations - residential	205,209	206,290	215,466	221,721	219,333
Small Business Administration - guaranteed participation securities	10,796	11,710	12,330	12,945	13,683
Corporate bonds	69,137	59,932	39,800	29,943	24,779
Other securities	708	705	701	698	698
Total securities available for sale	300,746	310,418	319,872	336,566	324,453

Held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations-residential	4,097	4,339	4,593	4,836	5,090
Total held to maturity securities	4,097	4,339	4,593	4,836	5,090

Federal Reserve Bank and Federal Home Loan Bank stock	6,601	6,601	6,601	6,601	6,507

Loans:
Commercial	316,763	313,443	311,491	314,273	302,753
Residential mortgage loans	4,497,911	4,463,260	4,420,813	4,394,317	4,380,561
Home equity line of credit	464,887	464,201	447,235	435,433	419,806
Installment loans	10,617	11,556	12,231	12,678	13,017
Loans, net of deferred net costs	5,290,178	5,252,460	5,191,770	5,156,701	5,116,137

Less: Allowance for credit losses on loans	52,994	52,205	51,891	51,265	50,606
Net loans	5,237,184	5,200,255	5,139,879	5,105,436	5,065,531

Bank premises and equipment, net	41,071	40,707	39,718	38,129	37,178
Operating lease right-of-use assets	33,305	33,638	35,291	36,322	34,968
Other assets	116,767	114,315	107,514	106,894	108,681

Total assets	$6,507,879	$6,440,700	$6,349,024	$6,348,375	$6,338,545

LIABILITIES:
Deposits:
Demand	$811,637	$814,908	$795,508	$784,351	$793,306
Interest-bearing checking	1,078,520	1,077,141	1,025,582	1,045,043	1,067,948
Savings accounts	1,070,319	1,069,564	1,063,763	1,082,489	1,094,968
Money market deposit accounts	442,760	457,389	455,488	467,087	478,872
Time deposits	2,249,117	2,138,415	2,140,932	2,111,344	2,061,576
Total deposits	5,652,353	5,557,417	5,481,273	5,490,314	5,496,670

Short-term borrowings	112,930	120,054	97,749	82,370	82,275
Operating lease liabilities	35,920	36,391	38,180	39,350	38,324
Accrued expenses and other liabilities	35,756	40,249	39,809	43,536	33,468

Total liabilities	5,836,959	5,754,111	5,657,011	5,655,570	5,650,737

SHAREHOLDERS’ EQUITY:
Capital stock	20,119	20,119	20,103	20,097	20,097
Surplus	260,808	260,333	259,980	259,490	259,182
Undivided profits	489,540	479,996	471,314	462,158	453,931
Accumulated other comprehensive income (loss), net of tax	8,241	10,024	2,955	1,663	(132)
Treasury stock at cost	(107,788)	(83,883)	(62,339)	(50,603)	(45,270)

Total shareholders’ equity	670,920	686,589	692,013	692,805	687,808

Total liabilities and shareholders’ equity	$6,507,879	$6,440,700	$6,349,024	$6,348,375	$6,338,545

Outstanding shares (in thousands)	17,507	18,029	18,554	18,851	19,020

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NONPERFORMING ASSETS

(dollars in thousands)
(Unaudited)
	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Nonperforming Assets

New York and other states*
Loans in nonaccrual status:
Commercial	$1,968	$1,990	$292	$684	$688
Real estate mortgage - 1 to 4 family	15,212	14,584	14,568	14,048	14,795
Installment	43	29	30	34	139
Total nonperforming loans	17,223	16,603	14,890	14,766	15,622
Other real estate owned	1,364	1,394	1,234	1,136	2,107
Total nonperforming assets	$18,587	$17,997	$16,124	$15,902	$17,729

Florida
Loans in nonaccrual status:
Commercial	$-	$-	$-	$-	$-
Real estate mortgage - 1 to 4 family	4,222	4,047	3,574	3,132	3,135
Installment	20	22	13	12	3
Total nonperforming loans	4,242	4,069	3,587	3,144	3,138
Other real estate owned	-	-	-	-	-
Total nonperforming assets	$4,242	$4,069	$3,587	$3,144	$3,138

Total
Loans in nonaccrual status:
Commercial	$1,968	$1,990	$292	$684	$688
Real estate mortgage - 1 to 4 family	19,434	18,631	18,142	17,180	17,930
Installment	63	51	43	46	142
Total nonperforming loans	21,465	20,672	18,477	17,910	18,760
Other real estate owned	1,364	1,394	1,234	1,136	2,107
Total nonperforming assets	$22,829	$22,066	$19,711	$19,046	$20,867

Quarterly Net (Recoveries) Chargeoffs

New York and other states*
Commercial	$19	$-	$-	$-	$(3)
Real estate mortgage - 1 to 4 family	(43)	(33)	(194)	(121)	41
Installment	11	(13)	(2)	18	4
Total net chargeoffs (recoveries)	$(13)	$(46)	$(196)	$(103)	$42

Florida
Commercial	$(40)	$-	$-	$-	$(315)
Real estate mortgage - 1 to 4 family	-	-	-	-	-
Installment	14	32	20	94	15
Total net (recoveries) chargeoffs	$(26)	$32	$20	$94	$(300)

Total
Commercial	$(21)	$-	$-	$-	$(318)
Real estate mortgage - 1 to 4 family	(43)	(33)	(194)	(121)	41
Installment	25	19	18	112	19
Total net (recoveries) chargeoffs	$(39)	$(14)	$(176)	$(9)	$(258)

Asset Quality Ratios

Total nonperforming loans (1)	$21,465	$20,672	$18,477	$17,910	$18,760
Total nonperforming assets (1)	22,829	22,066	19,711	19,046	20,867
Total net (recoveries) chargeoffs (2)	(39)	(14)	(176)	(9)	(258)

Allowance for credit losses on loans (1)	52,994	52,205	51,891	51,265	50,606

Nonperforming loans to total loans	0.41%	0.39%	0.36%	0.35%	0.37%
Nonperforming assets to total assets	0.35%	0.34%	0.31%	0.30%	0.33%
Allowance for credit losses on loans to total loans	1.00%	0.99%	1.00%	0.99%	0.99%
Coverage ratio (1)	246.9%	252.5%	280.8%	286.2%	269.8%
Annualized net (recoveries) chargeoffs to average loans (2)	0.00%	0.00%	-0.01%	0.00%	-0.02%
Allowance for credit losses on loans to annualized net chargeoffs (2)	N/A	N/A	N/A	N/A	N/A

* Includes New York, New Jersey, Vermont and Massachusetts.
(1)  At period-end
(2)  For the three-month period ended

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DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY -
INTEREST RATES AND INTEREST DIFFERENTIAL

(dollars in thousands)
(Unaudited)	Three months ended			Three months ended
	March 31, 2026			March 31, 2025
	Average	Interest	Average	Average	Interest	Average
	Balance		Rate	Balance		Rate
Assets

Securities available for sale:
U. S. government sponsored enterprises	$27,264	$149	2.19%	$74,680	$596	3.19%
Mortgage backed securities and collateralized mortgage obligations - residential	220,628	1,469	2.64	239,509	1,483	2.46
State and political subdivisions	9	0	6.77	18	0	6.77
Corporate bonds	63,528	694	4.37	40,019	260	2.60
Small Business Administration - guaranteed participation securities	11,740	63	2.14	15,003	81	2.15
Other	707	8	4.53	699	7	4.01

Total securities available for sale	323,876	2,383	2.94	369,928	2,427	2.62

Federal funds sold and other short-term Investments	669,961	6,105	3.70	613,646	6,732	4.45

Held to maturity securities:
Mortgage backed securities and collateralized mortgage obligations - residential	4,215	47	4.47	5,233	57	4.34

Total held to maturity securities	4,215	47	4.47	5,233	57	4.34

Federal Home Loan Bank stock	6,601	126	7.64	6,507	151	9.28

Commercial loans	315,065	4,405	5.59	297,926	4,165	5.59
Residential mortgage loans	4,478,837	45,767	4.09	4,385,646	42,614	3.89
Home equity lines of credit	464,778	7,173	6.26	413,981	6,435	6.30
Installment loans	10,741	220	8.31	12,967	236	7.37

Loans, net of unearned income	5,269,421	57,565	4.38	5,110,520	53,450	4.19

Total interest earning assets	6,274,074	$66,226	4.23	6,105,834	$62,817	4.13

Allowance for credit losses on loans	(52,583)			(50,475)
Cash & non-interest earning assets	222,763			201,154

Total assets	$6,444,254			$6,256,513

Liabilities and shareholders’ equity

Deposits:
Interest bearing checking accounts	$1,060,232	$533	0.20%	$1,038,218	$558	0.22%
Money market accounts	450,548	1,552	1.40	469,070	1,989	1.72
Savings	1,066,835	675	0.26	1,089,358	734	0.27
Time deposits	2,191,810	18,357	3.40	2,054,494	18,984	3.75

Total interest bearing deposits	4,769,425	21,117	1.80	4,651,140	22,265	1.94
Short-term borrowings	116,476	401	1.40	83,207	180	0.88

Total interest bearing liabilities	4,885,901	$21,518	1.79	4,734,347	$22,445	1.92

Demand deposits	801,238			761,800
Other liabilities	73,700			78,748
Shareholders’ equity	683,415			681,618

Total liabilities and shareholders’ equity	$6,444,254			$6,256,513

Net interest income		$44,708			$40,372

Net interest spread			2.44%			2.21%

Net interest margin (net interest income to total interest earning assets)			2.84%			2.64%

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Non-GAAP Financial Measures Reconciliation

Tangible equity as a percentage of tangible assets at period end is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible equity and tangible assets by excluding the balance of intangible assets from total shareholders’ equity and total assets, respectively.  We calculate tangible equity as a percentage of tangible assets at period end by dividing tangible equity by tangible assets at period end.  We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios.  Additionally, we believe that this measure is important to many investors in the marketplace who are interested in relative changes from period to period in equity and total assets, each exclusive of changes in intangible assets.

Adjusted efficiency ratio is a non-GAAP measure of expense control relative to revenue from net interest income and non-interest fee income.  We calculate the efficiency ratio by dividing total non-interest expense as determined under GAAP by the sum of net interest income and total non-interest income as determined under GAAP.  We calculate the adjusted efficiency ratio by dividing total noninterest expenses as determined under GAAP, excluding other real estate expense, net, by net interest income and total noninterest income as determined under GAAP, excluding net gains on equity securities (if applicable). We believe that this provides a reasonable measure of primary banking expenses relative to primary banking revenue.  Additionally, we believe this measure is important to investors looking for a measure of efficiency in our productivity measured by the amount of revenue generated for each dollar spent.

We believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our financial results. Our management internally assesses our performance based, in part, on these measures.  However, these non-GAAP financial measures are supplemental and not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the non-GAAP measures of tangible equity as a percentage of tangible assets, and adjusted efficiency ratio to the most directly comparable GAAP measures is set forth below.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(dollars in thousands)
(Unaudited)
		3/31/2026	12/31/2025	3/31/2025
Tangible Equity to Tangible Assets

Equity (GAAP)		$670,920	$686,589	$687,808
Less: Intangible assets		553	553	553
Tangible equity (Non-GAAP)		$670,367	$686,036	$687,255

Total Assets (GAAP)		$6,507,879	$6,440,700	$6,338,545
Less: Intangible assets		553	553	553
Tangible assets (Non-GAAP)		$6,507,326	$6,440,147	$6,337,992

Consolidated Equity to Assets (GAAP)		10.31%	10.66%	10.85%
Consolidated Tangible Equity to Tangible Assets (Non-GAAP)		10.30%	10.65%	10.84%

		Three months ended
Efficiency and Adjusted Efficiency Ratios		3/31/2026	12/31/2025	3/31/2025

Net interest income (GAAP)	A	$44,708	$43,735	$40,373
Non-interest income (GAAP)	B	4,841	4,430	4,974
Revenue used for efficiency ratio (Non-GAAP)	C	$49,549	$48,165	$45,347

Total noninterest expense (GAAP)	D	$26,982	$26,710	$26,329
Less: Other real estate expense, net	E	50	161	28
Expense used for efficiency ratio (Non-GAAP)	F	$26,932	$26,549	$26,301

Efficiency Ratio (GAAP)	D/(A+B)	54.46%	55.46%	58.06%
Adjusted Efficiency Ratio (Non-GAAP)	F/C	54.35%	55.12%	58.00%

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